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                                               (I) Unity First Acquisition Corp.
                                                                     Exhibit 5.1



           [LETTERHEAD OF COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]






                                        September 3, 1998


Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1500
New York, New York 10016

     Re:  Registration Statement on Form S-4
          Under the Securities Act of 1933
          File No. 333-59863
          ----------------------------------

Ladies and Gentlemen:

     In our capacity as counsel to Unity First Acquisition Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-4, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 6,379,065 shares of Common Stock, $.0001 par value, of the Company (the "Unity Merger Stock") to be issued to stockholders of Worlds Inc., a New Jersey corporation ("Worlds"), in connection with the merger of Worlds with and into the Company (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "Merger Agreement"), between the Company and Worlds; (ii) 410,375 shares of Common Stock, $.0001 par value, of the Company (the "Warrant Stock") issuable upon exercise of warrants, which will be issued in connection with the Merger; (iii) 470,000 shares of Common Stock, $.0001 par value, of the Company (the "Option Stock") issuable upon exercise of options, which will be issued in connection with the Merger; and (iv) 147,017 shares of Common Stock, $.0001 par value, of the Company (the "Conversion Stock") issuable upon conversion of certain promissory notes (the "Promissory Notes"), which will be issued in connection with the Merger.

     In that connection, we have examined the Restated Certificate of Incorporation and the By-Laws of the Company, the Registration Statement, the Merger Agreement, corporate proceedings of the Company relating to the issuance of, respectively, the Unity Merger Stock, the Warrant Stock, the Option Stock and the Conversion Stock, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

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Unity First Acquisition Corp.
September 3, 1998
Page 2


We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Unity Merger Stock has been duly and validly authorized and, when issued upon the Effective Time as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.

     (3) The Warrant Stock and the Option Stock have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     (4) The Conversion Stock has been duly and validly authorized and, when issued upon conversion of the Promissory Notes of the Company as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                                  LESTER & NEWMAN, P.C.



                              By: /s/ Ira Roxland
                                 -------------------------------
                                 A Member of the Firm